UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01: Other Events

In October, 2004, TECO Energy, Inc. (the “Company”) announced that agreement had been reached with the steering committee of the lending group for the Union and Gila River power stations on all material terms and forms of definitive agreements for the previously announced sale and transfer to the lenders of ownership of these plants. It is the Company’s understanding that, during the lenders’ steering committee’s process of seeking the approval of the lenders required for the transaction to be completed, certain issues regarding the post-transaction structure were raised by some lenders and remain unresolved. It remains the Company’s preference to conclude the transaction consensually, and it continues to pursue it. However, the lending group has indicated that in order to facilitate the completion of this transaction, a pre-packaged Chapter 11 case of the Union and Gila River project entities is likely to be required. A pre-packaged reorganization can be achieved if the approval of at least one-half of the lenders comprising two-thirds of the amount of debt can be obtained in contrast to the 100% approval contemplated in the consensual sale and transfer. No material changes in the terms of the transaction from that previously announced are anticipated, including that no additional incremental cash from the Company, beyond the $30 million already committed for releases, would be required. The Company intends to work to facilitate the most expeditious resolution of the transaction as a continuation of its efforts to get back to its focus on its regulated utilities and profitable unregulated operations. A pre-packaged reorganization or any alternative of this nature would, however, lengthen the time before the transaction, previously expected to be completed in late November or early December, could be completed. Filing of the pre-packaged Chapter 11 case would likely occur in early 2005 if the requisite two-thirds vote of at least one-half of the lender group is obtained, with completion subject to a customary timetable for the resolution of such pre-packaged reorganizations. The timetable would take into account any litigation that may occur during the course of the Chapter 11 case by the dissenting lenders which carries with it the customary risks of litigation. The application for FERC approval of the change in ownership made on September 30 is pending, and at this time the project companies do not anticipate the need to amend the application due to the change in the method for completing the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

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